UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

SOURCE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55122	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Ave. Santa Monica, CA	90401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (424) 322-2201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On January 24, 2017, Source Financial, Inc. (the “Company”), CSES Group, Inc. (“CSES”) and CSES Acquisition, Inc. (“Merger Sub”) executed an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged into CSES (the “Merger”), each outstanding share of common stock of CSES will be converted into 10.65375 shares of the Company’s Common Stock (the “Exchange Ratio”) and each outstanding warrant and option to purchase CSES common shares will be cancelled in exchange for a warrant or option to purchase shares of the Company’s Common Stock based on the Exchange Ratio. As a result of the Merger, the former stockholders of CSES will own approximately 76.60% of the Company’s Common Stock to be outstanding immediately following the Merger. This percentage does not give effect to any warrants or options (or a convertible note). As a result of the Merger, CSES will become a wholly owned subsidiary of the Company.

The Merger is subject to the satisfaction of certain conditions including that all derivatives securities of the Company will be cancelled or converted so that, as of the Closing of the Merger, the Company will have no more than 38,807,335 shares of Common Stock outstanding, all of the directors and officers of the Company will have resigned effective upon the election and appointment of the CSES nominees, the Company will have not more than $25,000 in liabilities and an amendment to the Company Certificate of Incorporation will have been filed with the Delaware Secretary of State increasing the authorized shares of Common Stock of the Company to 500,000,000 and of the Company’s Preferred Stock to 10,000,000 and changing the Company’s name to Alltemp, Inc.

CSES is a privately held Nevada corporation. CSES has developed a proprietary refrigerant technology that management of CSES believes is a replacement for many refrigerants that have detrimentally affected the global environment.

The form of the Merger Agreement is attached as Exhibit 10.1 to this Report, and the summary description of the terms of the Agreement contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description

10.1	Agreement and Plan of Merger among Source Financial, Inc., CSES Group, Inc. and CSES Acquisition, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2017	Source Financial, Inc.

	By:	/s/ EDWARD C. DEFEUDIS
	Name:	Edward C. DeFeudis
	Title:	Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement and Plan of Merger among Source Financial, Inc., CSES Group, Inc. and CSES Acquisition, Inc.

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